Exhibit 99.1
Press Release

Workhorse Group Reports First Quarter 2026 Results

•Revenue of $4.3 million in Q1 2026, compared to $1.1 million in Q1 2025 on a comparable GAAP basis

•Delivered 21 vehicles in Q1 2026, compared to 5 vehicles in Q1 2025

•Announced 100-vehicle W56 purchase order from Gateway Fleets, with deliveries expected to begin in July 2026; combined with Purolator 100 vehicle order and other unannounced orders, drives total contracted backlog of 200+ vehicles since merger close

•Launched 140 kWh W56 battery configuration and limited-time promotional pricing on 210 kWh W56, driving new commercial activity

•On track to exit 2026 at $20 million annualized cost synergy run rate; facility consolidation to Union City, Indiana complete

DETROIT, May 14, 2026 (GLOBE NEWSWIRE) -- Workhorse Group Inc. (NASDAQ: WKHS) ("Workhorse" or the "Company"), a North American OEM and provider of all-electric trucks, step vans, shuttles and buses, today reported financial results for the first quarter ended March 31, 2026. Today’s results represent the Company’s first full quarter as a combined company following the completion of its merger with Motiv Electric Trucks in December 2025.

“Reflecting back on the first quarter, I am pleased to report we are continuing to deliver on our commitments, controlling what is controllable, and positioning Workhorse for sustained growth,” said Scott Griffith, CEO of Workhorse. “We believe a strong product-market fit exists in the medium duty segment, with numerous large fleets already deploying electric vehicles at scale, making this $23 billion commercial vehicle market near a tipping point of an electric transition. Our efforts this year have been focused on reducing the time to that tipping point.”

Running an electric fleet reduces operating costs to 20 percent of the cost compared to gas and diesel vehicles, according to data from the Stables by Workhorse program1, our subsidiary that operates as an Independent Service Provider contracted with FedEx using a mix of gas and electric delivery trucks. While such operating cost savings make a compelling case to electrify, the higher upfront cost of an electric vehicle is still an obstacle for many.

“We took decisive steps in the first quarter to address the issue of upfront cost by introducing a lower cost version (140 kWh) of our W56 step van, while also launching promotional pricing on our 210 kWh,” said Griffith. “Both efforts have generated strong interest and sales, including our announced 100-unit order from Gateway Fleets.”

Workhorse also believes that fundamental, structural changes in hardware and software, as well as strategic use of the global supply chain, are required to create further cost reductions needed to effectively compete with ICE vehicles.

Toward that end, Workhorse has developed a plan for a new, proprietary “modular” chassis design that will be produced exclusively at its Union City manufacturing plant. The new chassis design will be based on the foundational learnings gathered from proven W56 components but with a scalable architecture that supports flexible wheelbase configurations, advanced battery and axle technologies, and next-generation software and power electronics.

In addition, Workhorse has developed a plan for its first Class 5/6 cab chassis, which will pair the new modular chassis with a lightweight, low-cost cab designed for efficient upfitting, spanning applications across all classes of medium duty trucks. Workhorse’s engineering team is planning to begin test and validation of both products in 2026, supporting a planned start of production for the cab chassis platform in early 2027.

Last, the Company took actionable steps to further provide a high level of support demanded by large fleets by announcing a new at-scale customer support program across its North American network of trucks through a combination of national dealer relationships, internal capabilities and a partnership with InCharge Energy. This
1 Q1 Actual operating data (fuel and electricity costs) from Stables by Workhorse

Exhibit 99.1
industry-first partnership is a key aspect of plans to deliver scalable ‘first-call’ service operations and provide large fleets with what they value most – high uptime.

“Ultimately, we believe we’re very well positioned in the category to deliver on both of the key drivers of the tipping point to the electrification of the medium duty segment: ICE-comparable economics and professional, scalable post-sale support,” said Griffith. “We believe our revised product priorities and new product development roadmap will address the need to deliver on the first, while our new partnership with InCharge, combined with the ongoing learnings from our existing customers and data from our own operations at our FedEx ISP, put us in a great position to solve the second.”

First Quarter and Recent Strategic Highlights

•Merger Integration on Track: Facility aggregation is complete, including the relocation of the EPIC 4 and F59 production lines to Union City, Indiana. Platform commonization and supply chain optimization efforts are underway.

•Targeting $20 Million in Annualized Cost Synergies: The Company continues to expect to exit 2026 at a $20 million annualized cost synergy run rate, with early savings already being realized through the elimination of duplicative administrative functions.

•Gateway Fleets 100-Vehicle Order: In late April, the Company announced a 100-vehicle W56 purchase order from Gateway Fleets through partner Kingsburg Truck Center in California, with deliveries expected to begin in July 2026. The order was influenced by the Company's promotional pricing, demonstrating how the flexibility afforded by the Company’s cost reduction efforts is translating to commercial success.

•Purolator 100-Vehicle Order: Purolator, a leading Canadian integrated freight and logistics provider, placed a 100-vehicle purchase order for fully-electric step vans — Purolator’s fourth order with the company over a multi-year period and one that will double the number of Workhorse vehicles in its fleet. Deliveries are expected to be completed by the end of 2026.

First Quarter 2026 Financial Highlights

•Revenue: Sales, net of returns and allowances, for the first quarter of 2026 were $4.3 million, compared to $1.1 million in the first quarter of 2025.

•Vehicles Delivered: The Company delivered 21 vehicles during the first quarter of 2026, compared to 5 vehicles in the first quarter of 2025.

•Cost of Sales: Cost of sales for the first quarter of 2026 was $11.8 million, compared to $2.2 million in the prior year quarter. Cost of sales increased on higher sales volume and also reflects the higher fixed cost base of the pre-facility consolidation combined manufacturing footprint, including the costs for the Workhorse manufacturing facility as well as contract manufacturing under the legacy Motiv operational structure during the quarter. Gross loss for the quarter was $7.5 million.

•Operating Expenses: Total operating expenses for the first quarter of 2026 were $13.6 million, compared to $8.0 million in the first quarter of 2025. Selling, general and administrative expenses were $9.5 million and research and development expenses were $4.1 million.

•Operating Loss: Operating loss was $21.1 million in the first quarter of 2026, compared to $9.1 million in the first quarter of 2025.

•Net Loss: Net loss for the first quarter of 2026 was $19.9 million, or $1.99 per basic and diluted share, compared to a net loss of $12.7 million, or $1.36 per share, in the same period last year.

Conference Call

Workhorse management will hold a conference call on Thursday, May 14, 2026, at 4:30 p.m. Eastern time to discuss these results and answer related questions.

Exhibit 99.1
To listen to the conference call webcast, please go to the Investor Relations section of Workhorse’s website at ir.workhorse.com.

To listen via telephone, please call (877)-407-0789 (U.S.) or (201)-689-8562 (international).

A telephonic replay of the conference call will be available after 7pm Eastern time on the same day through May 28, 2026.

Toll-free replay number: (844)-512-2921

International replay number: (412)-317-6671

Replay ID: 13760452

About Workhorse Group Inc.

Headquartered in the Detroit area with a commercial-scale manufacturing plant in Indiana, Workhorse (Nasdaq: WKHS) is redefining what a medium-duty truck should be. Workhorse builds software-first, electric trucks, shuttles and buses that are powerful, cost-efficient, reliable, safe and comfortable—all with zero tailpipe emissions.

Our deep experience building electric vehicles at scale drives intentional innovations designed to help customers lower operating costs, improve performance of their fleets, enhance the driver experience, and maximize uptime without compromise. By electrifying their fleets, our customers can make a positive impact on our world while meeting their financial, sustainability and compliance goals.

More information is available at www.workhorse.com.

Media Relations Contacts:

Workhorse
John Williams, Communications
+1-206-660-5503, john.williams@workhorse.com
ICR, Inc.
workhorse@icrinc.com

Investor Relations Contact:
ir@workhorse.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release, including, among other things, statements regarding future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the Motiv/Workhorse merger, the anticipated impact of the Workhorse/Motiv merger on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the Workhorse/Motiv merger, Workhorse’s ability to achieve profitability, Workhorse’s sales integration and pipeline, Workhorse’s access to capital to fund operations and fulfill orders, Workhorse’s expected delivery of contracted vehicle orders, Workhorse’s product development plans, and other statements regarding the company’s anticipated or planned operations, access to capital or operating results are forward-looking statements. Some of these statements may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”.

Forward-looking statements are based on the opinions and estimates of management of Workhorse as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different

Exhibit 99.1
from those expressed or implied by such forward-looking statements. Some factors that could cause actual results to differ include our ability to raise capital to fund our operations and to maintain access to our current debt facilities; our ability to achieve the expected synergies and/or efficiencies from our operations and as a result of the Motiv/Workhorse merger; our ability to reduce the cost to build our vehicles; our ability to deliver vehicles as contracted; our ability to further develop and bring to market new products as planned; the effect of the Motiv/Workhorse merger on the ability of the parties to operate their businesses and retain and hire key personnel and to maintain favorable business relationships; the possibility that the integration of the parties may be more difficult, time-consuming or costly than expected or that operating costs and business disruptions may be greater than expected; the risk that the price of our securities may be volatile due to a variety of factors; changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business, including demand for electric trucks and our cost of production; our status as a controlled company; and our ability to maintain compliance with Nasdaq rules and otherwise maintain our listing of securities on Nasdaq.

Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s periodic reports filed with the SEC, including, but not limited to, Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2025, including those factors described under the heading “Risk Factors” therein, and Workhorse’s subsequent periodic reports. Copies of Workhorse’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Workhorse. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

* Note on Financial Statement Presentation
On December 15, 2025, we completed our merger with Motiv. While the legal acquirer in the merger was Workhorse, for financial accounting and reporting purposes under U.S. GAAP, Motiv was the accounting acquirer, and the Merger was accounted for as a reverse acquisition. Accordingly, the consolidated assets, liabilities and results of operations of Motiv became the historical consolidated financial statements of the consolidated company, and Workhorse’s assets, liabilities and results of operations were consolidated with those of Motiv beginning on December 15, 2025. As a result, comparative first quarter 2025 financial information reflects only Motiv and is not directly comparable to the combined company results for the first quarter of 2026.

Exhibit 99.1
Workhorse Group Inc.
Condensed Consolidated Balance Sheets

(in thousands, except share amounts)	(Unaudited) March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$600	$12,240
Restricted cash	680	680
Accounts receivable, less allowance for credit losses of $295 and $435 as of March 31, 2026 and December 31, 2025, respectively	3,422	3,889
Inventory, net	37,272	39,065
Prepaid expenses and other current assets	5,059	3,948
Total current assets	47,033	59,822
Property, plant and equipment, net	20,689	22,470
Goodwill	3,482	3,130
Intangible assets, net	10,041	10,182
Operating lease right-of-use assets, net	21,075	21,872
Other assets	416	416
Total Assets	$102,736	$117,892
Liabilities
Current liabilities:
Accounts payable	$13,461	$13,301
Accrued liabilities and other current liabilities	11,993	11,063
Deferred revenue	1,291	1,615
Warranty liability - current portion	3,830	3,183
Operating lease liability - current portion	1,387	3,616
Stock rights liability	1,339	6,074
Customer order credit agreement - related party	5,000	—
Total current liabilities	38,301	38,852
Operating lease liability - long-term	20,839	18,777
Cash flow credit agreement - related party	10,000	10,000
Convertible notes at fair value - related party	5,679	5,429
Warranty liability - long-term	1,724	1,792
Total Liabilities	76,543	74,850
Commitments and contingencies
Stockholders’ Equity:
Series A preferred stock, par value of $0.001 per share, 75,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, par value $0.001 per share, 36,000,000 and shares authorized, 10,449,859 and 9,699,858 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	11	10
Additional paid-in capital	365,087	362,055
Accumulated deficit	(338,905)	(319,023)
Total stockholders’ equity	26,193	43,042
Total Liabilities and Stockholders’ Equity	$102,736	$117,892

Exhibit 99.1
Workhorse Group Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Sales, net of returns and allowances	$4,329	$1,145
Cost of sales	11,811	2,224
Gross loss	(7,482)	(1,079)
Operating expenses:
Selling, general and administrative	9,545	4,340
Research and development	4,069	3,660
Total operating expenses	13,614	8,000
Loss from operations	(21,096)	(9,079)
Interest expense, net	(354)	(3,576)
Change in fair value of convertible note	(145)	—
Change in fair value of stock rights	1,703	—
Other expense	(24)	(1)
Loss before benefit for income taxes	(19,916)	(12,656)
Benefit for income taxes	34	—
Net loss	$(19,882)	$(12,656)

Net loss per share of common stock
Basic and Diluted	$(1.99)	$(1.36)

Weighted average shares used in computing net loss per share of common stock
Basic and Diluted	10,014	9,329

Exhibit 99.1
Workhorse Group Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(19,882)	$(12,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,015	197
Allowance for credit losses	(140)	—
Excess and obsolete inventory	66	—
Non-cash lease expense	797	218
Warranty provision	1,800	251
Stock-based compensation	—	106
Non-cash interest expense and change in fair value of convertible notes	250	—
Non-cash change in fair value of stock rights	(4,735)	—
Non-cash conversion of stock rights	3,032	—
Loss on disposal of assets	23	—
Effects of changes in operating assets and liabilities:
Accounts receivable	642	(1,025)
Inventory, net	1,727	(3,188)
Prepaid expenses and other current assets	(1,146)	330
Accounts payable	171	654
Accrued liabilities and other long-term liabilities	(968)	2,954
Operating lease liability	(167)	(328)
Net cash used in operating activities	(16,515)	(12,487)

Cash flows from investing activities:
Capital expenditures	(125)	(168)
Net cash used in investing activities	(125)	(168)
Cash flows from financing activities:
Proceeds from secured promissory note - related party	—	10,000
Proceeds from Customer Order Credit Agreement - related party	5,000	—
Net cash provided by financing activities	5,000	10,000

Change in cash and cash equivalents and restricted cash	(11,640)	(2,655)
Cash and cash equivalents and restricted cash, beginning of the period	12,920	6,629
Cash and cash equivalents and restricted cash, end of the period	$1,280	$3,974

Supplemental disclosure of cash flow information:
Cash paid for interest	$227	$—
Cash paid for taxes	$—	$—

Exhibit 99.1
Workhorse Group, Inc.
Unaudited Pro Forma Revenue

The table below reflects the combined revenue of Workhorse and Motiv for the period ended March 31, 2025 as if the merger had occurred at the beginning of the period presented. The unaudited pro forma revenue presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the merger was completed at the beginning of the period presented or of the future operating results of the combined company. A reconciliation of pro forma revenue is provided below.

(in thousands)	For the Three Months Ended March 31, 2025
Sales, net of returns and allowances, as reported	$1,145
Pre-Merger Workhorse sales, net of returns and allowances	641
Pro forma combined revenue	$1,786